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                             ARTICLES OF AMENDMENT
                                      (1)

(2)  CHUBB AMERICA FUND INC. a Maryland Corporation hereby certifies to the
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State Department of Assessments and Taxation of Maryland that:


     (3) The charter of the corporation is hereby amended to be renamed as follows:


Jefferson Pilot Variable Fund, Inc.


     This amendment of the charter of the corporation (which is an open end management investment company) has been approved by the Board of Directors on December 10, 1997 pursuant to Md C&A Section 2-605(a)

     We the undersigned President and Secretary swear under the penalties of perjury that the foregoing is a corporate act.



(5) /s/ Shari J. Lease                     /s/ Ronald A. Angarella
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     Secretary                             President

Jefferson Pilot Variable Fund, Inc.
c/o Thomas H. Elwood
Chubb Life Insurance Company of America
One Granite Place
Concord, NH 03301